EXHIBIT 11
 Computation of Per Share Earnings

                                                      Three Months Ended                        Six Months Ended
                                                           June 30,                                 June 30,
                                                 -----------------------------            -----------------------------
                                                      1997          1996                      1997           1996
                                                      ----          ----                      ----           ----
 Primary
 Weighted average shares
         outstanding                                 10,063,095     4,785,524                 8,999,857      4,785,744
 Net common shares issuable
         on exercise of certain
         stock options (1) (2)                          729,693       252,991                   664,507        261,065
 Net common shares issuable
         on exercise of certain
         stock  warrants (1) (2)                      2,287,957        66,667                 2,295,076         66,667
 Contingently issuable shares in
         business combinations                        1,979,674     3,085,222                 1,979,674      3,085,222
 Number of common shares
         outstanding                                 15,060,419     8,190,404                13,939,114      8,198,698

 Fully Diluted
 Weighted average shares
         outstanding                                 10,063,095     4,785,524                 8,999,857      4,785,744
 Net common shares issuable
         on exercise of certain
         stock options (1) (2)                          729,693       252,991                   664,507        261,065
 Net common shares issuable
         on exercise of certain
         stock optionswarrants                        2,287,957        66,667                 2,295,076         66,667
 Contingently issuable shares in
         business combinations                        1,979,674     3,085,222                 1,979,674      3,085,222
 Other dilutive securities                              200,030       200,030                   200,030        200,030
 Number of common shares
         outstanding                                 15,260,449     8,390,434                14,139,144      8,398,728


     (1) net common shares issuable on exercise of certain stock options and warrants is calculated based on the treasury stock method using an estimated of the initial publice offering price.
     (2) Common shares issuable on exercise of certain stock options and warrants were not included during loss periods since the effect of the inclusion would be anti-dilutive. (Pursuant to applicable rules of the SEC stock, options, and warrants issued or contingently issuable within one year prior to the initial filing of this registration statement are treated as outstanding for all periods presented regardless of the anit-dilutive effect.)